Exhibit J

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of Seaspan Corporation, a Cayman Islands company, and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

Dated: April 11, 2017

TIGER CONTAINER SHIPPING COMPANY LIMITED

By:	/s/ Graham Porter
Name:	Graham Porter
Title:	Authorized Person

SEASPAN FINANCIAL SERVICES LTD.

By:	/s/ Graham Porter
Name:	Graham Porter
Title:	Authorized Person

GRAHAM PORTER

By:	/s/ Graham Porter